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                                                                    EXHIBIT 99.1

                                     [LOGO]


Contact:
Octel Corp. Investor Relations              Citigate Financial Intelligence
Heather Ashworth                            Shoshana Dubey / Patrick Kilhaney
+44-161-498-8889                            +1-212-840-0008


                  Octel Corp. Reports 1st Quarter 2003 Results

NEWARK, DELAWARE, April 28, 2003 - Octel Corp. (NYSE: OTL) today announced financial results for the first quarter ended March 31, 2003.

                                 - Highlights -

                . Net income of $0.88 per share for the quarter
                . Specialty Chemicals sales up 8% over last year
                . Restructuring activities in line with plan

Net income for the first quarter of 2003 was $10.9 million or $0.88 per share compared with a profit of $18.4 million or $1.47 per share in the comparable period last year.

TEL (tetraethyl lead) sales were $47.8 million, 26% below the same period last year on volumes 32% down. The political situation in Venezuela that was highlighted last quarter impacted the first quarter's results with no shipments to that region. Deliveries have since resumed in April 2003. Selling prices overall were well managed and reduced the impact of the global market volume decline. Price increases and continued strong cost control at our UK plant resulted in gross profit for the first quarter of $24.0 million or 50.2% of sales.

Sales in Specialty Chemicals were $49.9 million, an 8% increase over the first quarter of 2002. Gross profit for the quarter of $16.0 million was marginally down on last year by $0.7 million or 4.2% due to the reduced profitability of our detergent business.

As planned, overall operating expenses of $18.4 million were $1.1 million higher than last year reflecting our continued investment in infrastructure to support the growing Specialty Chemicals segment.

Cash flow from operating activities was $5.5 million for the first quarter of 2003. As was discussed last quarter, this was impacted by the political situation in Venezuela and the consequent loss of fourth quarter 2002 and first quarter 2003 shipments. As a result, the bank debt repayments scheduled for the early part of 2003 have been rescheduled to later this year and next.

In 2002 we made provisions for restructuring costs of $19.5 million, the majority of which related to the Specialty Chemicals business. There were no additions to the provision in the first quarter of 2003 although it is still expected that aggregate further charges of $20 million will be incurred during the remainder of 2003 and 2004.

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These additional charges will reflect our stated objectives of being proactive in managing the continuing decline in demand for TEL and the rationalization of sites and assets to capture synergies in Specialty Chemicals.

Commenting on the results, Dennis Kerrison, President and Chief Executive Officer, said, "TEL had a good quarter considering the absence of deliveries to Venezuela. It is encouraging to report that the position in the country has now improved and deliveries have resumed this month. Our plans to further reduce capacity at Ellesmere Port in line with future demand have now been finalized and will be completed by early 2004. This continues our stated intent to manage the capacity required to support the continuing decline in TEL demand."

"Specialty Chemicals results were a little better than expected and are starting to reflect the results of management actions taken late last year and early 2003. The benefits of strengthening the management team and a more focused approach to the market place are starting to come through but will be seen more fully later in the year and 2004 as has been previously stated. The restructuring steps announced in the second half of last year have been implemented with further actions to be taken during the remainder of this year."

"The first quarter results were only marginally below expectations despite the shortfall from Venezuela. With our customer in that country now back on stream and improving results from the Specialty Chemicals operations, we are looking forward to a successful 2003."




Octel Corp., a Delaware corporation, is a global chemical company specializing in high performance fuel additives and special and effect chemicals. The company's strategy is to manage profitably and responsibly the decline in world demand for its major product - tetraethyl lead (TEL) in gasoline - through competitive differentiation and stringent product stewardship, to expand its Petroleum Specialties and Performance Chemicals businesses organically through product innovation and focus on customer needs, and to seek synergistic growth opportunities through joint venture, alliances, collaborative arrangements and acquisitions.

Certain of the statements made herein constitute forward looking statements that involve risks and uncertainties, including the risks associated with business plans, the effects of changing economic and competitive conditions and government regulations. Additional information may be obtained by reviewing the Company's reports filed from time to time with the SEC.

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                                                                      Schedule 1

                          OCTEL CORP. AND SUBSIDIARIES
                        CONSOLIDATED STATEMENTS OF INCOME

                                                                    Three Months Ended
                                                                         March 31
                                                               ---------------------------

                                                                   2003           2002
                                                                   ----           ----
                                                              (millions of dollars except
                                                                     per share data)
Net sales                                                     $      97.7    $     114.5
Cost of goods sold                                                  (57.7)         (65.2)
                                                               ------------   ------------
  Gross profit                                                       40.0           49.3
Operating expenses
  Selling, general and admin.                                       (17.2)         (15.9)
  Research and development                                           (1.2)          (1.4)
Amortization of intangible assets                                    (2.6)          (2.1)
                                                               ------------   ------------
                                                                    (21.0)         (19.4)
                                                               ------------   ------------
Operating income                                                     19.0           29.9

Interest expense (net)                                               (2.4)          (3.8)
Other income/(expenses)                                               0.3           (0.7)
                                                               ------------   ------------
Income before income taxes and minority interest                     16.9           25.4

Minority interest                                                    (0.9)          (0.8)
                                                               ------------   ------------
Income before income taxes                                           16.0           24.6

Income taxes                                                         (4.6)          (6.2)

Cumulative effect of change in accounting principle                  (0.5)             -
                                                               ------------   ------------
Net income                                                    $      10.9    $      18.4
                                                               ============   ============

Earnings per share                                   Basic    $      0.92    $      1.59
                                                     Diluted  $      0.88    $      1.47

Weighted average shares outstanding (in thousands)   Basic         11,825         11,566
                                                     Diluted       12,351         12,454

ANALYSIS OF BUSINESS UNIT RESULTS

                                                                   2003           2002
                                                                   ----           ----
                                                                  (millions of dollars)
Net sales
  TEL - Ongoing                                               $      47.8    $      64.7
  TEL - Chlorine                                                        -            3.6
                                                               ------------   ------------
                                                                     47.8           68.3
  Specialty Chemicals                                                49.9           46.2
                                                               ------------   ------------
  Total                                                              97.7          114.5
                                                               ------------   ------------
                                                               ------------   ------------
Gross profit
  TEL - Ongoing                                                      24.0           32.6
  TEL - Chlorine                                                        -              -
                                                               ------------   ------------
                                                                     24.0           32.6
  Specialty Chemicals                                                16.0           16.7
                                                               ------------   ------------
  Total                                                              40.0           49.3
                                                               ------------   ------------
                                                               ------------   ------------
Operating income
  TEL - Ongoing                                                      18.3           28.0
  TEL - Chlorine                                                        -              -
                                                               ------------   ------------
                                                                     18.3           28.0
  Specialty Chemicals                                                 3.1            4.5
  Corporate                                                          (2.4)          (2.6)
                                                               ------------   ------------
  Total                                                       $      19.0    $      29.9
                                                               ------------   ------------

The TEL Chlorine operation closed at the end of 2002.

                                                                      Schedule 2

                          OCTEL CORP. AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS

                                                           March 31             December 31
                                                             2003                  2002
                                                       -------------------------------------
Assets                                                          (millions of dollars)
Current assets
   Cash and cash equivalents                             $       31.3           $      26.7
   Accounts receivable, less allowance                           72.3                  80.7
     of $2.6 (2002 - $3.1)
   Other receivable - Veritel                                     3.2                   3.2

   Inventories
    Finished products                                            35.3                  25.3
    Raw materials and work in progress                           21.0                  30.4
                                                          ------------           -----------
    Total inventories                                            56.3                  55.7

   Prepaid expenses                                               2.1                   5.5
                                                          ------------           -----------

Total current assets                                            165.2                 171.8

Property, plant and equipment                                    94.0                  88.9
   Less accumulated depreciation                                (38.7)                (32.1)
                                                          ------------           -----------
   Net property, plant and equipment                             55.3                  56.8

Goodwill                                                        350.6                 352.8
Intangible asset                                                 49.6                  50.9
Prepaid pension cost                                            105.5                 105.2
Deferred financing costs                                          3.9                   4.4
Other assets                                                      6.0                   5.9
                                                          ------------           -----------
                                                         $      736.1           $     747.8
                                                          ============           ===========

Liabilities and Stockholders' Equity
Current liabilities
   Bank overdraft                                        $        1.7           $       4.0
   Accounts payable                                              42.0                  55.2
   Other payable - Veritel                                       10.0                  10.0
   Accrued liabilities                                           47.1                  45.9
   Accrued income taxes                                          11.8                  13.7
   Current portion of plant closure provisions                    6.0                   -
   Current portion of deferred income                             2.0                   2.0
   Current portion of long-term debt                             38.6                  56.8
                                                          ------------           -----------
Total current liabilities                                       159.2                 187.6

Plant closure provisions                                         26.0                  36.4
Deferred income taxes                                            41.5                  41.7
Deferred income                                                   7.9                   8.4
Long-term debt                                                  120.1                 102.4
Other liabilities                                                 2.8                   4.2
Minority interest                                                 5.5                   4.6

Stockholders' equity
   Common stock, $0.01 par value                                  0.1                   0.1
   Additional paid-in capital                                   276.7                 276.7
   Treasury stock                                               (34.1)                (34.5)
   Retained earnings                                            168.8                 157.9
   Accumulated other comprehensive income                       (38.4)                (37.7)
                                                          ------------           -----------
Total stockholders' equity                                      373.1                 362.5
                                                          ------------           -----------
                                                         $      736.1           $     747.8
                                                          ============           ===========

                                                                      Schedule 3

                          OCTEL CORP. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                          Three Months Ended
                                                                               March 31

                                                                      2003                      2002
                                                                      ----                      ----
                                                                         (millions of dollars)
Cash Flows from Operating Activities

Net income                                                     $      10.9               $      18.4
Adjustments to reconcile net income to cash provided by
      operating activities:
      Depreciation and amortization                                    5.8                       5.4
      Deferred income taxes                                           (0.2)                      1.7
      Other                                                           (0.9)                      -
      Profit on disposal of equipment                                 (0.5)                      -
      Changes in operating assets and liabilities:
            Accounts receivable and prepaid expenses                  12.5                      15.0
            Inventories                                               (0.1)                      3.2
            Accounts payable and accrued liabilities                 (13.4)                      1.4
            Income taxes and other current liabilities                (2.0)                      0.2
     Other non-current assets and liabilities                         (6.6)                     (1.3)
                                                                  -------------             -------------
Net cash provided by operating activities                              5.5                      44.0

Cash Flows from Investing Activities

Capital expenditures                                                  (1.2)                     (1.6)
Veritel                                                                -                       (11.8)
Other                                                                 (0.3)                     (0.5)
                                                                  -------------             -------------
Net cash used in investing activities                                 (1.5)                    (13.9)

Cash Flows from Financing Activities

Short-term borrowings                                                  -                        20.0
Long-term borrowings                                                  (0.4)                    (62.9)
Repurchase of common stock                                            (0.2)                      -
Minority interest                                                      0.9                       0.7
                                                                  -------------             -------------
Net cash used in financing activities                                  0.3                     (42.2)
Effect of exchange rate changes on cash                                2.6                      (5.5)
                                                                  -------------             -------------
Net change in cash and cash equivalents                                6.9                     (17.6)

Cash and cash equivalents at beginning of period                      22.7                      43.0
                                                                  -------------             -------------
Cash and cash equivalents at end of period                     $      29.6               $      25.4
                                                                  =============             =============

Cash at bank                                                          31.3                      31.7
Bank overdraft                                                        (1.7)                     (6.3)
                                                                  -------------             -------------
                                                               $      29.6               $      25.4
                                                                  =============             =============